Exhibit 4.79

THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (this *"Amendment"*) is made and entered into effective as of November 6, 2012, though executed on a different date, by and among Williams Industries, LLC, a Delaware limited liability company (the *"Buyer"*), Kentucky Fuel Corporation, a Delaware corporation (the *"Seller"*) and James C. Justice Companies, Inc., a Delaware corporation and the ultimate parent entity of the Seller (the *"Seller Parent"*).

RECITALS:

WHEREAS, Buyer and Seller entered into that certain Asset Purchase Agreement dated as of May 10, 2012 (the *"Purchase Agreement"*), pursuant to which Buyer agreed to acquire from Seller, and Seller agreed to sell to Buyer (the *"Sale"*), the Assets (as defined in the Purchase Agreement) of Seller in accordance with the terms of the Purchase Agreement; and

WHEREAS, Buyer and Seller amended the Purchase Agreement to extend the Closing Date by executing and delivering that certain Amendment Extending Closing Deadline effective as of June 9, 2012 (the *"Extension Amendment"*); and

WHEREAS, subsequent to the consummation of the transactions contemplated under this Agreement, the Buyer will sell the Assets to Cypress Camon Energy, LLC – Five Mile Series, a Delaware series limited liability company (*"Cypress"*), pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of May 10, 2012 by and between Buyer and Cypress, as amended by that certain Amendment to Asset Purchase Agreement dated as of October 15, 2012 and that certain Second Amendment to Asset Purchase Agreement dated as of an even date herewith; and

WHEREAS, the Seller and the Seller Parent where named in a lawsuit filed against them on May 8, 2012 by New London Tobacco Market, Inc., a Kentucky corporation in the United States Court for the Eastern District of Kentucky, London Division as Case No. 6:12-CV-0091-GFVT (such lawsuit referred to herein as the *"NLTM Litigation"*); and

WHEREAS, Seller and Buyer further amended the Purchase Agreement to, among other things, (i) extend the Closing Date, (ii) provide for the express special indemnification by Seller with respect to the NLTM Litigation (as hereinafter more specifically defined, the "*Special NLTM Litigation Indemnification*"), and (iii) the guarantee by Seller Parent of the Seller's indemnification obligations under the Specific NLTM Litigation Indemnification, all pursuant to the terms and conditions of that certain Second Amendment to Asset Purchase Agreement dated as of October 15, 2012; and

WHEREAS, Seller and Buyer desire and agree to further amend the Purchase Agreement to, among other things, (i) provide for the payment of the Purchase Price by delivery of a $7,500,000 Promissory Note by Newlead Holdings, LTD., a company organized in Bermuda (and an affiliate of New Coal Holding, LLC), (hereinafter referred to as "*Newlead Holdings*"), payable January 29, 2013, which Promissory Note will be collateralized by (a) a Mortgage, Assignment Of Rents And Leases, Security Agreement, Fixture Filing And As-Extracted Collateral Filing to be executed and delivered by Newlead Holdings and Guarantor creating a security interest in the Assets being sold as well as a mortgage lien on the Owned Real Property, (b) a Leasehold Mortgage, Assignment Of

Rents And Leases, Security Agreement, Fixture Filing And As-Extracted Collateral to be executed and delivered by Newlead Holdings and Guarantor creating a mortgage lien on the leases being assigned to Buyer, and (c) a Guaranty by Williams Industries, LLC and (ii) extend the Closing Date to December 31, 2012, all in accordance with the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. Extension of Closing Date and delivery of Promissory Note. Section 3.1 of the Purchase Agreement is hereby deleted in its entirety and is amended and restated as follows:

> "3.1 **Closing; Promissory Note**. The Seller and Buyer shall hold a closing for the purchase and sale of the Assets as soon as reasonably possible after satisfaction of the conditions to closing in Article 7, but in no event later than 3:00 p.m. Eastern Time on December 31, 2012, or as otherwise mutually agreed to in writing by the Parties; provided, further, that Seller shall accept a $7,500,000 Promissory Note, payable January 29, 2013, from Newlead Holdings, LTD., a company organized in Bermuda (and an affiliate of New Coal Holding, LLC), ("***Newlead Holdings***") as payment of the Purchase Price, which Promissory Note shall be collateralized by (i) a Mortgage, Assignment Of Rents And Leases, Security Agreement, Fixture Filing And As-Extracted Collateral Filing to be executed and delivered by Newlead Holdings and Guarantor creating a security interest in the Assets as well as a mortgage lien on the Owned Real Property, (ii) a Leasehold Mortgage, Assignment Of Rents And Leases, Security Agreement, Fixture Filing And As-Extracted Collateral to be executed and delivered by Newlead Holdings and Guarantor creating a mortgage lien on the leases being assigned to Buyer, and (iii) a Guaranty by William Industries LLC, all in a form reasonably acceptable to Seller. The date on which the Closing occurs is referred to in this Agreement as the ***"Closing Date."***

The Seller and Buyer also agree that the Purchase Agreement is further amended to adjust the deadline(s) for pre-Closing tasks as necessary to allow a Closing to occur on or before such Closing Date.

3. No Other Amendment. All other provisions of the Purchase Agreement not specifically referenced in this Amendment shall remain in full force and effect.

4. Entire Agreement; Acknowledgment by Newlead Holdings. The Purchase Agreement, as amended by this Amendment, together with the Agreement date November 21, 2012, a copy of which is attached hereto, and the acknowledgment hereof and agreement hereto by Newlead Holdings below evidencing its approval of its obligations hereunder, constitute the entire agreement among the parties with respect to the subject matter thereof and together supersede all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter thereof.

5. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky without regard to or application of its conflict of laws rules.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment to Asset Purchase Agreement as of the date first above written and Newlead Holdings has acknowledged and agreed to this Third Amendment and its obligations hereunder.

WILLIAMS INDUSTRIES, LLC

By: ______________________

Name: Lloyd Williams

Title: President

KENTUCKY FUEL CORPORATION

By: ______________________

Name: Stephen W. Ball

Title: VP Operations & Secretary

JAMES C. JUSTICE COMPANIES, INC.

By: ______________________

Name: Stephen W. Ball

Title: VP Operations & Secretary

ACKNOWLEDGED AND AGREED:

NEW LEAD HOLDINGS, LTD.

By: ______________________

Name: ______________________

Title: ______________________

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment to Asset Purchase Agreement as of the date first above written and Newlead Holdings has acknowledged and agreed to this Third Amendment and its obligations hereunder.

WILLIAMS INDUSTRIES, LLC

By: ______________________

Name: ______________________

Title: ______________________

KENTUCKY FUEL CORPORATION

By: ______________________

Name: ______________________

Title: ______________________

JAMES C. JUSTICE COMPANIES, INC.

By: ______________________

Name: ______________________

Title: ______________________

ACKNOWLEDGED AND AGREED:

NEW LEAD HOLDINGS, LTD.

By: [signature]

Name: Jan M. Berkowitz

Title: [signature]